Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
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Milan

July 19, 2021

Duolingo, Inc.
5900 Penn Avenue
Pittsburgh, Pennsylvania 15206

Re:	Registration Statement No. 333-257483
Up to 5,872,029 shares of Class A common stock, $0.0001 par value per share

Ladies and Gentlemen:
We have acted as special counsel to Duolingo, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration of up to 5,872,029 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), which includes up to 4,465,916 shares of Common Stock to be offered and sold by the Company (including up to 765,916 shares of Common Stock issuable upon exercise of the underwriters’ option to purchase additional shares from the Company, the “Company Shares”) and 1,406,113 shares of Common Stock to be offered and sold by the selling stockholders (the “Selling Stockholder Shares”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2021 (Registration No. 333-257483) (as amended, the “Registration Statement”). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

July 19, 2021

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1.When the amended and restated certificate of incorporation of the Company in the form most recently filed as an exhibit to the Registration Statement has been duly filed with the Secretary of State of the State of Delaware and when the Company Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company and the Company Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.
2.The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP